Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2022 FIRST QUARTER RESULTS

April 28, 2022 - FHLBank Topeka (FHLBank) is reporting net income of $50.4 million computed in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended March 31, 2022 compared to $43.9 million for the quarter ended March 31, 2021. The $6.5 million increase in net income for the quarter ended March 31, 2022 was the result of an increase in net interest income, partially offset by unrealized net losses on trading securities and economic derivatives (i.e., derivatives not qualifying for hedge accounting) and other expenses.

FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2022 with the Securities and Exchange Commission (SEC) on or about May 10, 2022.

Operating Highlights
•Net interest income/margin: Net interest income increased $11.7 million to $85.1 million for the quarter ended March 31, 2022 compared to $73.4 million for the quarter ended March 31, 2021. Net interest margin increased 7 basis points for the current quarter, from 0.59 percent for the quarter ended March 31, 2021 to 0.66 percent for the quarter ended March 31, 2022. This improvement reflects the decrease in the cost of debt, the decrease in premium amortization on mortgage loans and mortgage-backed securities, and the increase in advance interest income for the quarter ended March 31, 2022 compared to the prior year period.
•Total assets: Total assets increased from $48.0 billion as of December 31, 2021 to $50.7 billion as of March 31, 2022, driven largely by the $2.0 billion increase in advances between periods.
•Advances: Advances increased from $23.5 billion at December 31, 2021 to $25.5 billion at March 31, 2022. The average balance of advances increased $4.6 billion, or 19.5 percent, for the three months ended March 31, 2022 when compared to the prior year period.
•Mortgage loans: Mortgage loans decreased slightly from year end, from $8.1 billion as of December 31, 2021 to $8.0 billion as of March 31, 2022, representing 15.8 percent of total assets as of March 31, 2022, compared to 16.9 percent as of December 31, 2021. The average balance of mortgage loans decreased $0.8 billion, or 9.3 percent, for the three months ended March 31, 2022 when compared to the prior year period.
•Performance ratios: Return on average equity (ROE) increased to 6.98 percent for the quarter ended March 31, 2022 compared to 6.55 percent for the prior year quarter due primarily to the increase in net income for the current quarter.
•Dividends: The Class A Common Stock dividend rate of 0.25 percent per annum and the Class B Common Stock dividend rate of 5.75 percent per annum combined for a weighted average dividend rate for the quarter ended March 31, 2022 of 4.88 percent, compared to a weighted average dividend rate of 4.15 percent for the same period in 2021.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of March 31, 2022 and December 31, 2021 and results of operations for the quarterly periods ended March 31, 2022 and 2021.

Exhibit 99.1

Non-GAAP Measures
A reconciliation of GAAP net income to adjusted income for the quarterly periods ended March 31, 2022 and 2021 is calculated as follows:

	Three Months Ended
	03/31/2022	03/31/2021
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net income, as reported under GAAP for the period	$50,395	$43,906
Affordable Housing Program (AHP) assessments	5,600	4,880
Income before AHP assessments	55,995	48,786
Derivative (gains) losses[1]	(63,828)	(36,575)
Trading (gains) losses	59,488	26,747
Prepayment/yield maintenance fees[2]	(3,724)	(1,132)
Total excluded items	(8,064)	(10,960)
Adjusted income (a non-GAAP measure)	$47,931	$37,826
_________
1    Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges.
2    Includes prepayment fees on advances and yield maintenance fees on debt securities.

A reconciliation of GAAP net interest income and GAAP net interest margin to adjusted net interest income and adjusted net interest margin for the quarterly periods ended March 31, 2022 and 2021 is calculated as follows:

	Three Months Ended
	03/31/2022	03/31/2021
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$85,075	$73,369
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	(6,895)	(6,161)
Net interest settlements on derivatives not qualifying for hedge accounting	(10,374)	(12,841)
Prepayment/yield maintenance fees[1]	(3,724)	(1,132)
Adjusted net interest income (a non-GAAP measure)	$64,082	$53,235

Net interest margin, as calculated under GAAP for the period	0.66%	0.59%
Adjusted net interest margin (a non-GAAP measure)	0.50%	0.43%
_________
1    Includes prepayment fees on advances and yield maintenance fees on debt securities.

Adjusted ROE spread for the quarterly periods ended March 31, 2022 and 2021 is calculated as follows:

	Three Months Ended
	03/31/2022	03/31/2021
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,927,294	$2,718,579
ROE, based upon GAAP net income	6.98%	6.55%
Adjusted ROE, based upon adjusted income (a non-GAAP measure)	6.64%	5.64%
Average overnight Federal funds effective rate	0.12%	0.08%
GAAP ROE as a spread to average overnight Federal funds effective rate	6.86%	6.47%
Adjusted ROE as a spread to average overnight Federal funds effective rate (a non-GAAP measure)	6.52%	5.56%

Exhibit 99.1

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes or to reduce its exposure to LIBOR-indexed instruments. FHLBank reports the following non-GAAP financial measures in the previous tables that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest income, (3) adjusted net interest margin, and (4) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; the ongoing and evolving impact of the coronavirus (COVID-19) pandemic and its variants or other pandemics on our members, our business, the economy and capital markets; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; the upcoming discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank's LIBOR-based investments and contracts, and the collateral underlying advances to our members; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2022	12/31/2021
Financial Position
Investments[1]	$16,867,881	$16,058,574
Advances	25,487,576	23,484,288
Mortgage loans held for portfolio, net	8,021,949	8,135,046
Total assets	50,742,692	48,021,238
Deposits	936,691	946,207
Consolidated obligations, net	46,804,372	44,199,598
Total liabilities	47,964,812	45,306,972
Total capital stock	1,574,157	1,499,301
Retained earnings	1,172,573	1,142,650
Total capital	2,777,880	2,714,266

Regulatory capital[2]	2,747,289	2,642,533

	Three Months Ended
	03/31/2022	03/31/2021
Results of Operations
Interest income	$124,058	$122,256
Interest expense	38,983	48,887
Net interest income before loan loss provision (reversal)	85,075	73,369
Provision (reversal) for credit losses on mortgage loans	(307)	(14)
Net gains (losses) on trading securities	(59,488)	(26,747)
Net gains (losses) on derivatives and hedging activities	46,563	17,581
Other income	3,416	3,274
Other expenses	19,878	18,705
Income before assessments	55,995	48,786
AHP assessments	5,600	4,880
Net income	50,395	43,906

Weighted average dividend rate[3]	4.88%	4.15%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended
	03/31/2022		03/31/2021
	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$16,040,469	0.79%	$18,252,557	0.73%
Advances[3]	28,022,749	0.55	23,459,275	0.61
Mortgage loans[4,5]	8,078,576	2.74	8,904,264	2.44
Other interest-earning assets	39,375	2.03	39,985	2.60
Total earning assets	$52,181,169	0.96%	$50,656,081	0.98%

Interest-bearing liabilities:
Deposits	$973,169	0.05%	$1,112,236	0.04%
Consolidated obligations[6]	47,929,239	0.33	46,504,659	0.42
Other borrowings	51,114	2.10	43,804	2.46
Total interest-bearing liabilities	$48,953,522	0.32%	$47,660,699	0.42%

Net interest spread		0.64%		0.56%

Net interest margin[7]		0.66%		0.59%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    The fair value adjustments on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.
3    Interest income includes prepayment/yield maintenance fees.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest margin is defined as net interest income as a percentage of average earning assets.